Exhibit 5.1

Form of Opinion of WongPartnership LLP

[On the letterhead of WongPartnership LLP]

WongPartnership LLP

One George Street

#20-01

Singapore 049145

Tel: 65 6416 8000

Date:

The Board of Directors

Avago Technologies Limited

1 Yishun Avenue 7

Singapore 768923

Dear Sirs

AVAGO TECHNOLOGIES LIMITED (THE “COMPANY”) – REGISTRATION STATEMENT IN RESPECT TO THE PUBLIC OFFERING OF CERTAIN SHARES OF THE COMPANY

A.	Introduction

1.	We have acted as Singapore legal advisers to Avago Technologies Limited (the “Company”), a company incorporated under the laws of Singapore, in connection with its filing with the Securities and Exchange Commission (the “SEC”) in the United States of America of a registration statement on Form S-1 (File No. 333-153127) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the public offering (the “Offering”) of (a) [—] new ordinary shares of the Company being offered by the Company (the “New Shares”), [(b) up to [—] new ordinary shares of the Company which may be purchased by the underwriters pursuant to an option to purchase additional shares granted by the Company (the “Company Option Shares”) pursuant to the Underwriting Agreement (as defined below)], (c) [—] ordinary shares of the Company being offered by certain shareholders of the Company (the “Vendor Shares”) and [(d) up to [—] ordinary shares which may be purchased by the underwriters pursuant to an option to purchase additional shares granted by such shareholders (the “Vendor Option Shares”) pursuant to the Underwriting Agreement].

B.	Documents

2.	In rendering this opinion, we have examined:

2.1	a copy of the certificate of incorporation of the Company;

2.2	a copy of the memorandum of association and articles of association of the Company, as amended as at [—];

2.3	a copy of the resolutions in writing of the Board of Directors of the Company dated 21 August 2008 and [—] (the “Board Resolutions”);

2.4	a copy of the resolutions passed by the shareholders of the Company on [—] (the “Company Shareholders’ Resolutions”);

2.5	a copy of the Registration Statement as filed with the SEC;

2.6	the proposed form of the underwriting agreement (“Underwriting Agreement”) (draft dated [—]) to be entered into between (i) the Company; and (ii) Deutsche Bank Securities Inc., Barclays Capital Inc.,

Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. (as representatives of the several underwriters named in Schedule I of the Underwriting Agreement); and

2.7	such other documents as we may deem necessary for rendering this opinion.

3.	For the purposes of this legal opinion, we have not examined any documents other than those specifically listed in paragraphs 2 and 7 of this legal opinion. In particular, save as expressly provided in paragraph 5 of this legal opinion, we express no opinion whatsoever with respect to any agreement or document.

C.	Assumptions

4.	We have assumed (without enquiry):

4.1	the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

4.2	that the facts stated in all documents submitted to us are correct;

4.3	any signatures and seals on the documents reviewed by us are genuine;

4.4	that the copies of the Board Resolutions and the Company Shareholders’ Resolutions submitted to us for examination are true, complete and up-to-date copies, have not been amended or rescinded and are in full force and effect and no other action has been taken which may affect the validity of the Board Resolutions or the Company Shareholders’ Resolutions, as the case may be;

4.5	(a) that the information disclosed in the searches made on [—] 2009 at the Accounting and Corporate Regulatory Authority of Singapore against the Company (the “ACRA Searches”) are true and complete, (b) that such information has since not then been materially altered and (c) that the ACRA Searches did not fail to disclose any material information which has been delivered for filing but did not appear on the public file at the time of the ACRA Searches;

4.6	the proposed form of the Underwriting Agreement submitted to us is not materially different from the actual Underwriting Agreement to be executed in relation to the Offering; and

4.7	that the New Shares, [the Company Option Shares,] the Vendor Shares [and the Vendor Option Shares] will be duly offered, sold and delivered in accordance with the terms of the Underwriting Agreement.

D.	Opinion

5.	Based on the foregoing and subject to the assumptions set out in this opinion and having regard to such legal considerations as we have deemed relevant and subject to any matters not disclosed to us, we are of the opinion that:

5.1	the New Shares [and the Company Option Shares], when issued in accordance with the terms of the Underwriting Agreement, will be duly authorised by the Company for issuance and subscription and will be validly issued, fully paid and non-assessable; and

5.2	the Vendor Shares [and Vendor Option Shares] are duly authorised by the Company for issuance and subscription and are (a) validly issued and non-assessable and (b) fully paid.

6.	For the purposes of this legal opinion, we have assumed that the term “non-assessable” (a term which has no recognised meaning under Singapore law) in relation to the New Shares, [Company Option Shares,] Vendor Shares [and Vendor Option Shares] to be offered means that holders of such shares, having fully paid up all amounts due on such shares, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such shares.

7.	We have received a certificate (the “Company Certificate”) dated [—] 2009 from [—], a director of the Company and the ACRA Searches, which certifies the matter in paragraph 5.2 (b) above. In rendering our opinion in paragraph 5.2(b) above, we have relied solely on the Company Certificate and have not reviewed any documents or records of the Company for the purposes of giving our opinion in paragraph 5.2(b) above. Save for the ACRA Searches, we have made no independent investigation into any matters set out in the Company Certificate and we have not ourselves checked the accuracy or completeness or otherwise verified the information furnished with respect to the matter set out in the Company Certificate.

8.	This opinion relates only to the laws of general application of the Republic of Singapore as at the date hereof and as currently applied by the Singapore courts, and is given on the basis that it will be governed by and construed in accordance with the laws of the Republic of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the Republic of Singapore. In respect of the Registration Statement and the Underwriting Agreement, we have assumed due compliance with all matters concerning the laws of all relevant jurisdictions other than the Republic of Singapore. With respect to matters of fact material to this opinion, we have relied on the statements of the responsible officers of the Company.

9.	This opinion is governed by and shall be construed in accordance with Singapore law.

10.	We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

11.	The opinion given herein is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Offering, or otherwise including, but without limitation, any other document signed in connection with the Offering. Further, save for the filing of this opinion with the SEC as an exhibit to the Registration Statement, this opinion is not to be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable provisions of federal securities law in the United States, if applicable) or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

Yours faithfully,

WongPartnership LLP